Exhibit (d)(a)(14)

Schedule A

to

Advisory Agreement, dated January 1, 2005 (effective May 1, 2014)

PORTFOLIO	ANNUAL INVESTMENT ADVISORY FEE (as a percentage of average daily net assets)
Portfolio Optimization Conservative Portfolio Optimization Moderate-Conservative Portfolio Optimization Moderate Portfolio Optimization Growth Portfolio Optimization Aggressive-Growth	0.10%
International Value Mid-Cap Equity	0.65% of first $4 billion 0.63% on excess
Mid-Cap Value	0.70% of first $1 billion 0.65% of next $1 billion 0.60% on excess
International Small-Cap	0.85% of first $1 billion 0.82% of next $1billion 0.79% of next $2 billion 0.77% of excess
Dividend Growth (formerly called Diversified Research)	0.70% of first $100 million 0.66% on next $900 million 0.63% on next $3 billion 0.61% on excess
Main Street® Core	0.45% of first $4 billion 0.43% on excess
American Funds® Asset Allocation American Funds® Growth-Income American Funds® Growth Floating Rate Loan Small-Cap Value Small-Cap Equity	0.75% of first $1 billion 0.72% of next $1billion 0.69% of next $2 billion 0.67% of excess
Technology Health Sciences	0.90% of first $1 billion 0.87% of next $1billion 0.84% of next $2 billion 0.82% of excess
Short Duration Bond Diversified Bond Managed Bond Inflation Managed High Yield Bond	0.40% of first $4 billion 0.38% on excess
Growth (formerly called Growth LT)	0.55% of first $4 billion 0.53% on excess
Focused Growth (formerly called Focused 30) Large-Cap Growth Comstock	0.75% of first $100 million 0.71% on next $900 million 0.68% on next $3 billion 0.66% on excess
Small-Cap Growth	0.60% of first $4 billion 0.58% on excess
International Large-Cap	0.85% of first $100 million 0.77% on next $900 million 0.75% on next $3 billion 0.73% on excess
Equity Index	0.05% of first $4 billion 0.03% on excess
Small-Cap Index	0.30% of first $4 billion 0.28% on excess
Emerging Markets	0.80% of first $4 billion 0.78% on excess

PORTFOLIO	ANNUAL INVESTMENT ADVISORY FEE (as a percentage of average daily net assets)
Inflation Strategy (formerly called Inflation Protected)	0.40% of first $200 million 0.35% of next $800 million 0.34% of next $1 billion 0.33% on excess
Large-Cap Value	0.65% of first $100 million 0.61% on next $900 million 0.58% on next $3 billion 0.56% on excess
Mid-Cap Growth	0.70% of first $4 billion 0.68% on excess
Real Estate	0.90% of first $100 million 0.82% on next $900 million 0.80% on next $3 billion 0.78% on excess
Long/Short Large-Cap	1.00% on the first $4 billion 0.98% on excess
Floating Rate Income	0.65% of first $1 billion 0.62% of next $1 billion 0.59% of next $2 billion 0.57% on excess
Emerging Markets Debt	0.785% of first $1 billion 0.755% on next $1 billion 0.725% on next $2 billion 0.705% on excess
Currency Strategies	0.65% of first $3 billion 0.63% on excess
Global Absolute Return	0.80% of first $3 billion 0.78% on excess
Precious Metals	0.75% of first $100 million 0.70% on next $400 million 0.65% on next $500 million 0.60% on excess
Value Advantage	0.66% of first $4 billion 0.64% on excess

PACIFIC DYNAMIX PORTFOLIOS AND UNDERLYING PORTFOLIOS
PORTFOLIO	ANNUAL INVESTMENT ADVISORY FEE (as a percentage of average daily net assets)
Pacific Dynamix – Conservative Growth Pacific Dynamix – Moderate Growth Pacific Dynamix – Growth	0.20%
PD Large-Cap Value Index PD Large-Cap Growth Index PD Small-Cap Value Index PD Small-Cap Growth Index	0.14% of first $300 million 0.12% on excess
PD 1-3 Year Corporate Bond	0.20% on first $50 million 0.19% on next $50 million 0.14% on excess
PD Aggregate Bond Index	0.16% of first $50 million 0.15% on next $50 million 0.14% on excess
PD High Yield Bond Index	0.35% of first $50 million 0.22% on next $50 million 0.14% on excess

PD International Large-Cap	0.25% of first $100 million 0.20% on excess
PD Emerging Markets	0.60% of first $50 million 0.35% on excess
Tactical U.S. Strategy Portfolio Tactical International Portfolio	0.55% of first billion 0.50% on excess

EFFECTIVE: May 1, 2014

IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to be executed by their officers designated below on the date written above.

Pacific Life Fund Advisors LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	SVP, Fund Advisor Operations	Title:	VP & Assistant Secretary

Pacific Select Fund

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	Vice President	Title:	VP & Assistant Secretary